Exhibit 10-98.1

                           CENTRAL MAINE POWER COMPANY
                                 83 Edison Drive
                              Augusta, Maine 04336

                                CREDIT AGREEMENT

                                 Amendment No. 2


         This Agreement dated as of December 15, 1998 is among Central Maine Power Company, a Maine corporation (the "Company"), the Lenders party hereto and BankBoston, N.A. (formerly known as The First National Bank of Boston), and The Bank of New York, each as agent (together, the "Managing Agents"). The parties agree as follows:

1.  Reference to Credit Agreement; Background.

         1.1. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of October 23, 1996 as amended by Amendment No. 1 thereof dated as of July 20, 1998 (the "Credit Agreement") among the Company, the Lenders and the Managing Agents. The Credit Agreement, as amended by the amendments set forth in Section 2 hereof, is referred to as the "Amended Credit Agreement." Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         1.2. Background. The Company has requested that the Credit Agreement be amended to permit the sale of the Company's non-nuclear generating assets, to permit the reorganization of the Company as a wholly-owned subsidiary of a publicly-held utility holding company and to achieve other objectives of the Company. The Lenders party hereto have agreed to such amendments on the conditions set forth herein. The Company and all of the Lenders party hereto acknowledge and agree that the Commitments of the Lenders to provide the 364-Day Revolving Loan have expired.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof and in reliance upon the representations and warranties set forth or incorporated by reference in Section 3 hereof, the Credit Agreement is amended, effective as of the date hereof (the "Amendment Closing Date") or as of such other date as may be specified with respect to any particular amendment, as follows:

         2.1. Section 1 of the Credit Agreement is amended, effective as of the Amendment Closing Date, by amending the introductory paragraph of Section 1.4 to read in its entirety as follows:

                  1.4. "Applicable Margin" means for the Three-Year Revolving Loan the greater of (x) on each day prior to March 1, 1999 .50% per annum and on each day on and after March 1, 1999 .75% per annum and (y) the percentage per annum in the following table set opposite the applicable Rating Level:

         2.2. Section 1 of the Credit Agreement is further amended, effective as of September 1, 1998, by adding thereto a new Section 1.35A reading in its entirety as follows:

                1.35A.  "Consolidated EBIT" means, for any period, the total of:

                           (a)  Consolidated Net Income;

         plus        (b)     all amounts deducted in computing such Consolidated
                             Net Income in respect of:

                         (i) interest on, and  commitment  fees with respect to,
                    Indebtedness (including payments in the nature of interest under Capitalized Leases and Interest Rate Protection Agreements),

                         (ii) taxes based upon or measured by net income, and

                         (iii) dividends on preferred stock.

         2.3. Section 1.39 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  1.39.  [Intentionally omitted.]

         2.4. Section 1 of the Credit Agreement is further amended, effective as of September 1, 1998, by adding thereto a new Section 1.46A reading in its entirety as follows:

                  1.46A.  "Distribution" means, with respect to the Company:

                           (a) the  declaration  or payment of any  dividend  or
                  distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Company;

                           (b) the purchase,  redemption or other  retirement of
                  any shares of any class of capital stock of or other equity interest in the Company or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

                           (c) any other  distribution  on or in  respect of any
                  shares of any class of capital stock of or equity or other beneficial interest in the Company;

                           (d) any payment of principal or interest with respect
                  to, or any purchase, redemption or defeasance of any Indebtedness of the Company which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

                           (e) any  payment,  loan or advance by the Company to,
                  or any other Investment by the Company in, the holder of any shares of any class of capital stock of or equity interest in the Company, or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

         provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company.

         2.5. Section 1 of the Credit Agreement is further amended, effective as of September 1, 1998, by adding thereto a new Section 1.46B reading in its entirety as follows:

                  1.46B. "Distribution Plant" means, with respect to the Company, the distribution assets of the Company as reported from time to time by the Company to the Federal Energy Regulatory Commission on F.E.R.C. Form 1.

         2.6. Section 1.61 of the Credit Agreement is amended, effective as of the Amendment Closing Date, to read in its entirety as follows:

                  1.61. "Facility Fee" means for the Three-Year Revolving Loan the greater of (x) .25% per annum and (y) the percentage per annum in the table below set opposite the applicable Rating Level, in either case multiplied by the Maximum Amount of Three-Year Revolving Credit.

         2.7. Section 1.72 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  1.72. "General and Refunding Mortgage Indenture" means the General and Refunding Mortgage Indenture dated as of April 15, 1976 between the Company and The First National Bank of Boston, as trustee (State Street Bank and Trust Company, successor trustee), as currently in effect and as hereafter supplemented and amended in a manner permitted under Section 6.2.4 and any additional or substitute mortgage indenture permitted under Section 6.2.4.

         2.8. Section 1 of the Credit Agreement is further amended, effective as of September 1, 1998, by adding thereto a new Section 1.72A reading in its entirety as follows:

                  1.72A. "Generating Assets Sale Date" means the date on which the non-nuclear generating assets of the Company are sold as permitted by Section 6.10.4.

         2.9. Section 1 of the Credit Agreement is further amended, effective as of the Amendment Closing Date, by adding thereto a new Section 1.92A reading in its entirety as follows:

                  1.92A. "New 364-Day Revolving Credit Agreement" means the Credit Agreement dated as of December 15, 1998, as from time to time amended, among the Company, BankBoston and Bank of New York, as managing agents, and the lenders party thereto.

         2.10. Section 1 of the Credit Agreement is further amended, effective as of September 1, 1998, by adding thereto a new Section 1.112A reading in its entirety as follows:

                  1.112A.  "Reorganization Date" means September 1, 1998.

         2.11. Section 6.2.4 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  6.2.4. General and Refunding Mortgage Indenture. The General and Refunding Mortgage Indenture shall not be amended so as to increase the aggregate principal amount of bonds which may be outstanding thereunder at any one time or so as to include financial covenants or events of default that are more restrictive than those included in the Credit Documents. In addition, the Company may enter into a new mortgage indenture in addition to or in substitution for the General and Refunding Mortgage Indenture in effect on September 1, 1998 so long as (1) the aggregate principal amount of Indebtedness which may be outstanding at any one time under the General and Refunding Mortgage Indenture and such additional or substitute mortgage indenture shall not exceed 70% of the aggregate book value of the Distribution Plant of the Company (including additions thereto), (2) the security for the Indebtedness issued under such additional or substitute mortgage indenture shall be limited to the Distribution Plant of the Company (including additions thereto), (3) the financial covenants and events of default included in such additional or substitute mortgage indenture shall not be more restrictive than those included in the Credit Documents and (4) no Default shall have occurred and be continuing or shall exist immediately upon the effectiveness of such additional or substitute mortgage indenture.

         2.12. Section 6.2 of the Credit Agreement is amended, effective as of September 1, 1998, by adding thereto a new Section 6.2.5 reading in its entirety as follows:

                  6.2.5. More Favorable Provisions. In any transaction providing for Indebtedness in excess of $1,000,000, the Company shall not enter into or become bound by any credit agreement or other document or instrument which (i) contains financial covenants or events of default that are more restrictive or onerous on the Company than those covenants or events of default contained in this Agreement or (ii) provides for, or permits the exercise of, remedies upon the occurrence of an event of default thereunder which are not provided for in, or permitted to be exercised under or in respect of, this Agreement (each such covenant, event of default and provision described in the preceding clauses (i) and (ii) being herein called a "More Favorable Provision"), unless, prior to or simultaneously with the Company entering into or becoming bound by such credit agreement or other document or instrument, (x) the Company executes and delivers to the Lenders an amendment to this Agreement and such other documents and instruments as the Managing Agents shall reasonably request, in each case reasonably satisfactory in form and substance to the Managing Agents, which modify the provisions of this Agreement and the terms of the transactions contemplated hereby and by the Credit Documents so as to give the Lenders the benefit of each More Favorable Provision, and
         (y) the Company furnishes to the Lenders a copy of such credit agreement, or other document or instrument.

         2.13. Section 6.4.3 (c) of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  (c) From and after the Reorganization Date, such effective registration statements, definitive proxy statements and regular or periodic reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the parent corporation of the Company or by the Company or any of its Subsidiaries with the Securities and Exchange Commission (other than filings and reports with respect to dividend reinvestment, employee benefits or other similar plans, and filings and reports pertaining to sales of or other transactions in securities of such parent or the Company or any Subsidiary by Persons other than such parent or the Company or such Subsidiary).

         2.14. Section 6.5.1 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  6.5.1. Consolidated Net Worth. Consolidated Net Worth shall at all times prior to the Generating Assets Sale Date equal or exceed the sum of (a) $450,000,000 plus (b) the amount by which (i) 100% of the proceeds to the Company (net of issuance costs) realized after the Initial Closing Date resulting from any Equity Transaction of the Company and its Subsidiaries as determined in accordance with GAAP by PricewaterhouseCoopers LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing selected by the Company) exceeds (ii) $5,000,000 plus (c) the amount by which (i) 100% of the Consolidated after-tax gain on sales of assets by the Company and its Subsidiaries after the Initial Closing Date as determined quarterly in accordance with GAAP by PricewaterhouseCoopers LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing selected by the Company) exceeds (ii) $5,000,000.

         2.15. Section 6.5 of the Credit Agreement is amended, effective as of September 1, 1998, to add a new Section 6.5.1A reading in its entirety as follows:

                  6.5.1A. Consolidated Net Worth. Consolidated Net Worth shall at all times on and after the Generating Assets Sale Date equal or exceed the sum of (a) $275,000,000 plus (b) the amount by which (i) 100% of the proceeds to the Company (net of issuance costs) realized after the Generating Assets Sale Date resulting from any Equity Transaction of the Company and its Subsidiaries as determined in accordance with GAAP by PricewaterhouseCoopers LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing selected by the Company) exceeds (ii) $5,000,000 plus (c) the amount by which
         (i) 100% of the Consolidated after-tax gain on sales of assets by the Company and its Subsidiaries which take place after the Generating Assets Sale Date as determined quarterly in accordance with GAAP by PricewaterhouseCoopers LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing selected by the Company) exceeds (ii) $5,000,000.

         2.16. Section 6.5.3 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  6.5.3. Consolidated EBIT to Consolidated Interest Expense. Consolidated EBIT for each period of four consecutive fiscal quarters of the Company shall equal or exceed 175% of Consolidated Interest Expense for such period.

         2.17. Section 6.6.7 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  6.6.7. Indebtedness of the Company evidenced by General and Refunding Mortgage Bonds of the Company issued under the General and Refunding Mortgage Indenture, but only so long as the Company is in compliance with Section 6.2.4.

         2.18. Section 6.6.8 of the Credit Agreement is amended, effective as of September 1, 1998, to read in its entirety as follows:

                  6.6.8. Indebtedness of the Company in respect of its Unsecured Medium Term Notes, provided that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.8 at any one time outstanding shall not exceed $500,000,000.

         2.19. Section 6.6.9 of the Credit Agreement is amended, effective as of the Amendment Closing Date, to read in its entirety as follows:

                  6.6.9. Indebtedness in respect of unsecured debt to banks other than the Credit Obligations and the Indebtedness permitted by
         Section 6.6.12; provided that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.9 at any time outstanding shall not exceed $10,000,000.

         2.20. Section 6.6.10 of the Credit Agreement is amended, effective as of the Amendment Closing Date, to read in its entirety as follows:

                  6.6.10. Indebtedness of the Company in respect of commercial paper, provided that the sum of the aggregate principal amount of all Indebtedness permitted by this Section 6.6.10 and by Sections 6.6.9 and
         6.6.12 and the principal amount of the Credit Obligations at any one time outstanding shall not exceed $85,000,000.

         2.21. Section 6.6 of the Credit Agreement is amended, effective as of the Amendment Closing Date, to add a new Section 6.6.12 reading in its entirety as follows:

                  6.6.12. Unsecured Indebtedness of the Company outstanding under the New 364-Day Revolving Credit Agreement.

         2.22. The first sentence of Section 6.10 of the Credit Agreement, effective as of September 1, 1998, is deleted and replaced by two sentences reading in their entirety as follows:

         The Company shall not merge with or enter into a consolidation with another Person, except that CMP Merger Co., a Maine corporation, may merge into the Company on terms substantially identical to those provided in the form of Agreement and Plan of Merger set forth in Appendix B to the Proxy Statement of the Company dated April 15, 1998. The Company shall not sell, transfer or otherwise dispose of (or pledge or assign) any accounts receivable (except for collection or enforcement in the ordinary course of business).

         2.23. Section 6.10 of the Credit Agreement is further amended, effective as of September 1, 1998, by adding thereto a new Section 6.10.4 reading in its entirety as follows:

                  6.10.4. Upon obtaining final approvals of such sale from the Maine Public Utilities Commission and the Federal Energy Regulatory Commission, the Company may sell to an affiliate of FPL Group pursuant to the bid submitted by such buyer on December 10, 1997 all of the Company's hydro, fossil and biomass generating assets, including its interest in certain Subsidiaries which operate or participate in such assets, with a combined generating capacity of 1,185 megawatts.

         2.24. Section 6.11 of the Credit Agreement is amended, effective as of the Amendment Closing Date, by adding thereto a new subsection (d) reading in its entirety as follows:

                  (d)  The New 364-Day Revolving Credit Agreement.

         2.25. Section 6 of the Credit Agreement is amended, effective as of September 1, 1998, by adding thereto a new Section 6.14 reading in its entirety as follows:

                  6.14. Distributions. The Company shall make no Distribution (or become contractually committed to do so) if after giving effect to such Distribution any Default shall exist under Section 6.5.1, 6.5.1A or 6.5.2.

3. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to each of the Lenders that:

         3.1. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowing under the Amended Credit Agreement, nor the consummation of any transaction referred to in or contemplated by this Agreement, the Amended Credit Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof has constituted or resulted in or will constitute or result in:

                  (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which it is bound, or of the Charter or By-laws of the Company or any of its Subsidiaries (including without limitation any provision of the Charter of the Company restricting the issuance of unsecured debt securities);

                  (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

                  (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any of its Subsidiaries; or

                  (d) the creation or triggering of any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the performance of this Agreement, the Amended Credit Agreement or any other Credit Document, the making of any borrowing under the Amended Credit Agreement, the transactions contemplated hereby or thereby or the consummation of the reorganization of the Company contemplated by the first sentence of Section 6.10 of the Amended Credit Agreement (the "Reorganization") or of the sale of the non-nuclear generating assets of the Company contemplated by Section 6.10.4 of the Amended Credit Agreement (the "Sale"), except for such approvals of the Reorganization as have been obtained and except that approvals of the Maine Public Utilities Commission and the Federal Energy Regulatory Commission are required to be obtained for the Sale.

          3.2. Defaults. Immediately after giving effect to the Amendment, no Default shall exist.

          3.3. Material Adverse Change. Since December 31, 1997 no Material Adverse Change has occurred.

         3.4. Incorporation of Representations and Warranties of Company. Immediately after giving effect to the Amendment, the representations and warranties set forth in Section 7 of the Amended Credit Agreement will be true and correct as if originally made on and as of the Amendment Closing Date (except to the extent of any representation or warranty which refers to a specific earlier date).

4. Conditions. The effectiveness of the amendments set forth in Section 2 hereof shall be subject to the satisfaction of the following conditions:

         4.1. Governmental Approvals. The Company shall have provided to the Lenders written evidence of the approvals of the Reorganization by the Maine Public Utilities Commission, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission.

         4.2. Proper Proceedings. All proper proceedings shall have been taken by the Company to authorize this Agreement, the Amended Credit Agreement and the transactions contemplated hereby and thereby. On or before the Amendment Closing Date, the Managing Agents shall have received copies of all documents, including legal opinions of counsel and records of corporate proceedings which the Managing Agents may have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

5. General. The Amended Credit Agreement and all of the other Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within The Commonwealth of Massachusetts.


         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                     CENTRAL MAINE POWER COMPANY


                                     By ______________________________________
                                         Title:


                                     BANKBOSTON, N.A., for Itself and as
                                        Boston Managing Agent


                                     By ______________________________________
                                         Authorized Officer


                                     THE BANK OF NEW YORK, for Itself
                                        and as New York Managing Agent


                                     By ______________________________________
                                         Authorized Officer


                                     FLEET BANK OF MAINE


                                     By ______________________________________
                                         Authorized Officer


                                     KEYBANK NATIONAL ASSOCIATION


                                     By ______________________________________
                                         Authorized Officer


                                     COOPERATIEVE-CENTRALE
                                     RAIFEISSEN-BOERLEENBANK, B.A.,
                                     "RABOBANK NEDERLAND, NEW YORK



                                     By ______________________________________
                                         Authorized Officer


                                     By ______________________________________
                                         Authorized Officer


                                     THE TOKAI BANK, LIMITED, the New York



                                     By ______________________________________
                                         Authorized Officer


                                     UNION BANK OF CALIFORNIA, N.A.


                                     By ______________________________________
                                         Authorized Officer